UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

February 12, 2013 (February 6, 2013)
Date of Report (Date of earliest event reported)

HELIX ENERGY SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

400 North Sam Houston Parkway E. Suite 400 Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-618-0400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment No. 2 to Equity Purchase Agreement

On February 6, 2013, Helix Energy Solutions Group, Inc., a Minnesota corporation (“Helix”) and Talos Production LLC, a Delaware limited liability company (“Talos”) entered into Amendment No. 2 (the “Amendment”) to the Equity Purchase Agreement dated December 13, 2012 between Helix and Talos, as amended by Amendment No. 1 to the Purchase Agreement by and between Helix and Talos dated January 27, 2013 (as amended, the “Purchase Agreement”).  Pursuant to the Purchase Agreement, Helix agreed to sell and Talos agreed to purchase the outstanding interest in Energy Resource Technology GOM, LLC, a Delaware limited liability corporation (“ERT”), representing Helix’s oil and gas exploration business in the Gulf of Mexico.

The Amendment amends the Purchase Agreement to specify the bonding amounts and procedures required to be undertaken by Talos in order to obtain a complete release of Helix’s financial guarantee to the Bureau of Ocean Energy Management with respect to ERT’s lease obligations.

The foregoing description of the Amendment is qualified by reference in its entirety to a copy of the Amendment, which is filed herewith as an exhibit and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.      Description

10.1	Amendment No. 2 to Equity Purchase Agreement dated February 6, 2013, between Helix Energy Solutions Group, Inc. and Talos Production LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIX ENERGY SOLUTIONS GROUP, INC.

	By:	/s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer

Date: February 12, 2013

Index to Exhibits

Exhibit No.      Description

10.1	Amendment No. 2 to Equity Purchase Agreement dated February 6, 2013, between Helix Energy Solutions Group, Inc. and Talos Production LLC.